                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]


                               December 24, 1996


Board of Directors
ARV Assisted Living, Inc.
245 Fischer Avenue
Costa Mesa, California 92626

                 Re: Registration Statement on Form S-8
                     ----------------------------------
Gentlemen:

                 At your request we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,150,000 shares (the "Shares") of common stock, no par value, of ARV Assisted Living, Inc. (the "Company"), none of which are issued and outstanding as of the date hereof, but which are issuable upon exercise of options previously granted and other awards, including options, to be granted in the future under the 1995 Stock Option and Incentive Plan of ARV Assisted Living, Inc. (the "Plan").

                 We are familiar with the proceedings taken by you, and with the additional proceedings proposed to be taken by you, in connection with the authorization and proposed issuance and sale of the Shares. Based upon the foregoing, we are of the opinion that, upon the exercise of options and other awards granted pursuant to the Plan and the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and the Summary of the Plan dated December 24, 1996, and each in accordance with the terms of the Plan, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

                 We are opining herein as to the effect on the subject transaction of only the California Corporations Code and we assume no responsibility as to the application to the subject transaction, or the effect thereon, of any other laws, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any other state.

                 We consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ LATHAM & WATKINS
                                        ----------------------------
                                            Latham & Watkins